Exhibit 10.1

                                                               EXECUTION VERSION


                                 AMENDMENT NO. 1
                         TO MASTER REPURCHASE AGREEMENT

     Amendment No. 1, dated as of June 12, 2008 (this "Amendment"), between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the "Buyer") and CHIMERA INVESTMENT CORPORATION (the "Seller").

                                    RECITALS
                                    --------

     The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of January 18, 2008 (the "Existing Repurchase Agreement"; as amended by this Amendment, the "Repurchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

     The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

     Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

     SECTION 1. Profitability. For purposes of this Amendment, this Section 1 will be effective only for the period from and including January 1, 2008 through and including March 31, 2008 (the "Profit Waiver Period").

     Section 14(e) of the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the Profit Waiver Period:

     "e. Maintenance of Profitability. Seller shall not permit, for any Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period to be a loss greater than $25,000,000."

     SECTION 2. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

     2.1 adding the following defined terms in their proper alphabetical order:

     "Seasoned Mortgage Loan" means a Conforming Mortgage Loan or a Jumbo Mortgage Loan with an origination date of greater than ninety (90) but no greater than one hundred and eighty (180) days prior to the related Purchase Date.

     2.2 deleting the definitions of "Market Value", "Maximum Aggregate Purchase Price" and "Pricing Rate" in their entirety and replacing them with the following language:
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     "Market Value" means, with respect to any Purchased Mortgage Loan as of any date of determination, the whole-loan servicing released fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an Affiliate thereof) in its sole discretion. Without limiting the generality of the foregoing, Seller acknowledges that (a) in the event that a Purchased Mortgage Loan is not subject to a Take-out Commitment, Buyer may deem the Market Value for such Mortgage Loan to be no greater than par and (b) the Market Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if:

          (i) a breach of a representation, warranty or covenant made by Seller in this Agreement with respect to such Purchased Mortgage Loan has occurred and is continuing;

          (ii) such Purchased Mortgage Loan is a Non-Performing Mortgage Loan;

          (iii) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-out Investor pursuant to a Bailee Letter) for a period in excess of ten (10) calendar days;

          (iv) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of 45 calendar days;

          (v) such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than 364 days;

          (vi) such Purchased Mortgage Loan is no longer acceptable for purchase by Buyer (or an Affiliate thereof) under any of the flow purchase or conduit programs for which Seller then has been approved due to a Requirement of Law relating to consumer credit laws or otherwise;

          (vii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Super Jumbo Mortgage Loans that are Purchased Mortgage Loans exceeds 25% of the Maximum Aggregate Purchase Price;

          (viii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Alt-A Mortgage Loans that are Purchased Mortgage Loans exceeds 10% of the Maximum Aggregate Purchase Price;

          (ix) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Seasoned Mortgage Loans that are Purchased Mortgage Loans exceeds 50% of the Maximum Aggregate Purchase Price.

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

     "Maximum Aggregate Purchase Price" means THREE HUNDRED MILLION DOLLARS ($300,000,000).

     "Pricing Rate" means the rate which may be mutually agreed to by the Buyer and the Seller from time to time.

     SECTION 3. Mortgage Loan Representations. Schedule 1 of the Existing Repurchase Agreement is hereby amended by deleting clause (mm) in its entirety and replacing it with the following:

     "(mm) Origination Date. The Purchase Date is no more than (i) with respect to Seasoned Mortgage Loans, one hundred and eighty (180) days following the origination date and (ii) with respect to all Mortgage Loans other than Seasoned Mortgage Loans, ninety (90) days following the origination date."

     SECTION 4. Schedules. The Existing Repurchase Agreement is hereby amended by adding Exhibit A hereto as Schedule 3A and 3B thereto.

     SECTION 5. Termination of Repurchase Agreement. The Repurchase Agreement may be terminated by Seller in its sole discretion upon payment in full of all Obligations outstanding thereunder, and satisfaction of all other non-payment obligations. Upon such termination, no additional fees will be charged to Seller other than fees accrued prior to such termination.

     SECTION 6. Conditions Precedent to this Amendment. This Amendment shall become effective as of June 12, 2008 (the "Amendment Effective Date"), subject to the satisfaction of the following conditions precedent:

     6.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

     (a) this Amendment, executed and delivered by a duly authorized officer of the Buyer and Seller; and

     (b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

     SECTION 7. Representations and Warranties. The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

     SECTION 8. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. all continue to be, and shall remain, in full force and effect in accordance with its terms.
Section 1 of this Amendment shall expire upon the expiration of the Profit Waiver Period at which time the related terms of the Existing Repurchase Agreement shall revert to that set forth in the Existing Repurchase Agreement.

     SECTION 9. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

                            [SIGNATURE PAGE FOLLOWS]








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

     IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


Buyer:                        CREDIT SUISSE FIRST BOSTON
                              MORTGAGE CAPITAL LLC,
                              as Buyer



                              By:         /s/ Bruce Kaiserman
                                  Name:   Bruce Kaiserman
                                  Title:  Vice President


Seller:                       CHIMERA INVESTMENT CORPORATION,
                              as Seller



                              By:         /s/ Matthew Lambiase
                                  Name:   Matthew Lambiase
                                  Title:  President

                                                    EXHIBIT A to Amendment No. 1

                                   SCHEDULE 3A
                 APPROVED SERVICERS FOR SERVICING RELEASED LOANS


PHH Mortgage Corporation

Wells Fargo Bank, N.A.

                                  SCHEDULE 3B
                 APPROVED SERVICERS FOR SERVICING RETAINED LOANS



PHH Mortgage Corporation

Wells Fargo Bank, N.A.